Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Safeguard Scientifics, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos.  333-65092, 333-73284, 333-86777, 333-103976, 333-118046, 333-171226, 333-175845, 333-191911, 333-198783, and 333-214298), in the registration statement on Form S-3 (No. 333-198781) and in the registration statement on Form S-4 (No. 333-198785) of Safeguard Scientifics, Inc. of our reports dated March 3, 2017, with respect to the consolidated balance sheets of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of Safeguard Scientifics, Inc.

/s/ KPMG LLP
Philadelphia, Pennsylvania
March 3, 2017